UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 2, 2006

ASCENDIA BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	033-25900	75-2228820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 American Metro Boulevard, Suite 108, Hamilton, New Jersey	08648
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code):	(609) 219-0930

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 140.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

(a)           On August 2, 2006 Ascendia Brands, Inc. (the “Company”) issued and sold to Prencen Lending LLC (“Prencen Lending”) senior secured convertible notes (the “Notes”) in the principal amount of $91 million. The Notes were issued and sold pursuant to a Second Amended and Restated Securities Purchase Agreement (the “Securities Purchase Agreement”) dated June 30, 2006, among the Company, Prencen Lending and Prencen, LLC (“Prencen”). The proceeds from the sale of the Notes were applied to pay the principal and accrued interest under the Bridge Term Loan Agreement dated November 15, 2005 between the Company, Prencen Lending (as Agent and Lender) and Highgate House Funds, Ltd., and to pay fees and expenses associated with the closing of the Securities Purchase Agreement. The balance will be used for working capital purposes

The Notes are secured by all of the Company’s and its subsidiaries’ assets and guaranteed by all of the Company’s subsidiaries. The Notes have a term of 10 years (subject to certain put and call rights described below) and will bear interest at the rate of 9 percent per annum, provided that during the first six months of the term, the Company will have the option to accrue and capitalize interest. If the Company consummates an Acquisition (as defined in the Notes), it may elect to defer and capitalize interest for the balance of the Notes then outstanding.

Any portion of the balance due under the Notes will be convertible at any time, at the option of the holders(s), into our Common Stock (the “Conversion Shares”) at a price of $1.75 per share (subject to certain anti-dilution adjustments), provided that the holders may not, except in accordance with the terms of the Notes, convert any amounts due under the Notes if and to the extent that, following such a conversion, the holder and any affiliate would collectively beneficially own more than 9.99 percent of the aggregate number of shares of our Common Stock outstanding following such conversion.

At any time after the fifth anniversary of the issuance of the Notes, the Company or any holder may redeem all or any portion of the balance outstanding under the Notes at a premium of 5 percent. The Notes are redeemable by the holder(s) at any time upon the occurrence of an event of default or a change in control of the Company (as defined in the Notes), at a premium of 25 and 20 percent, respectively. In addition, upon the consummation of an Acquisition, the Company may redeem, at a premium of 15 percent, a portion of the principal amount of the Notes equal to the excess, if any, between the then outstanding principal amount of the Notes and $51 million.

The Notes rank as senior secured debt of the Company, provided however that a revolving credit facility, on terms and conditions reasonably satisfactory to Prencen Lending, of up to $13 million will be secured by a first priority lien on the U.S. inventory and accounts receivable of certain of the Company’s subsidiaries. The Notes will be subordinated to indebtedness, on terms and conditions reasonably satisfactory to Prencen Lending, incurred in connection with an Acquisition, in an amount up to $250 million.

In connection with the transactions contemplated by the Securities Purchase Agreement, the Company also issued certain warrants, and may in the future be obligated to issue additional warrants, entitling the holders thereof to purchase shares of its Common Stock (the “Warrant Shares”). At the Closing, the Company issued to Prencen 3,053,358 Series A Warrants at an exercise price of $2.10 per share (the “Series A Warrants”). It may in the future issue up to 3,000,000 Series B Warrants (the “Series B Warrants”), in amounts and at exercise prices (which may range from $1.15 to $1.95) to be determined in accordance with the terms of the Series B Warrants. (The “Series B Warrants” and the Series A Warrants are referred to collectively as the “Warrants”). The Warrants may not, except in accordance with the terms of the Warrants, be exercised if and to the extent that, following such exercise, the holder and all affiliates of the holder would collectively beneficially own more than 9.99 percent of the aggregate number of shares of our Common Stock outstanding following such exercise.

Notwithstanding the foregoing, in no event shall the Notes or the Warrants be convertible into Conversion Shares or Warrant Shares, respectively, until twenty days after an information statement on Schedule 14A has been mailed to the Company's stockholders describing, among other things, an action by consent that was taken by certain stockholders of the Company approving the conversion of the Notes and the Warrants as required by the rules of the American Stock Exchange.

At the Closing, the Company entered into an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”) in favor of Prencen and Prencen Lending with respect to the Conversion Shares, Warrant Shares and any of our Common Stock currently held or subsequently acquired by Prencen or Prencen Lending (the “Registrable Securities”). Under the Registration Rights Agreement, the Company is be required to file a registration statement with respect to the Registrable Securities not less than 60 days following the Closing, and to use its best efforts to have such registration statement declared effective not more than the earlier of 120 days following the filing deadline or 180 days following the Closing. The Registration Rights Agreement contains customary penalties for the failure to comply with such deadlines or to maintain the effectiveness of the registration statement.

At the Closing, the Company paid Prentice Capital Management, LP, an affiliate of Prencen and Prencen Lending, a closing fee of $3,667,500 and reimbursed Prencen and Prencen Lending for certain disbursements related to the transaction. In addition, the Company paid fees and expenses of $5,525,171 to Stanford Group Company (“Stanford”). At the Closing, the Company also issued Stanford warrants for the purchase of its Common Stock as follows: (i) 137,615 warrants at an exercise price of $3.76 per share, and (ii) 552,632 warrants at an exercise price of $4.37 per share.

The above description does not purport to be a complete statement of the parties’ rights and obligations under the Securities Purchase Agreement and is qualified in its entirety by reference to (i) the Securities Purchase Agreement, (ii) the Notes, (iii) the Warrants, (iv) the Registration Rights Agreement, and (v) the Voting Agreement by and among the Company and certain of its stockholders, copies of which are attached attached hereto as Exhibits 4.1 through 4.5, respectively. Except for their status as the contractual documents between the parties with respect to the transactions described therein, none of the above-referenced agreements is intended to provide factual information about the parties and the representations and warranties contained in such documents are made only for purposes of the respective agreements and as of specific dates, are intended solely for the benefit of the parties to the respective agreements, and may be subject to limitations agreed by the parties, including being qualified by disclosures between the parties. These representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the respective agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Accordingly, they should not be relied on by investors as statements of factual information.

(b)           On August 2, 2006 Ascendia Brands Co., Inc. (Ascendia Brands), an indirect wholly-owned subsidiary of the Company, entered into a Financing Agreement (the “Financing Agreement”) with The CIT Group/Commercial Services, Inc. for a $13 million revolving credit facility (the “Facility”). Borrowings made under the Facility are secured by a lien on accounts receivable and inventory of Ascendia Brands, and by a second lien on other assets of Ascendia Brands, the Company and its other subsidiaries. Ascendia Brands will use borrowings under the Facility for general corporate purposes, including the payment of certain fees and expenses arising in connection with the Securities Purchase Agreement.

Borrowings under the Facility will bear interest at a rate of LIBOR plus 225 basis points. The Facility has a term of three years, and contains provisions for the payment of early termination fees. At the closing, Ascendia Brands became obligated to pay CIT a Facility Fee of $100,000 and to reimburse CIT for certain costs and expenses associated with the transaction.

The above description does not purport to be a complete statement of the parties’ rights and obligations under the Financing Agreement and is qualified in its entirety by reference to the terms and conditions of the Financing Agreement, a copy of which is attached heretp as Exhibit 4.6. Except for its status as the contractual document between the parties with respect to the transaction described therein, the Financing Agreement is not intended to provide factual information about the parties and the representations and warranties contained in such document are made only for purposes of such agreements and as of specific dates, are intended solely for the benefit of the parties to the agreement, and may be subject to limitations agreed by the parties, including being qualified by disclosures between the parties. These representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Accordingly, they should not be relied on by investors as statements of factual information.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of Registrant

(a)           The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference in its entirety.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Number	Description of Exhibit
4.1	Second Amended and Restated Securities Purchase Agreement
4.2	Notes
4.3 A & B	Warrants
4.4	Amended and Restated Registration Rights Agreement
4.5	Voting Agreement
4.6	Financing Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2006	ASCENDIA BRANDS, INC.
By:	/s/ Brian J. Geiger
Brian J. Geiger Chief Financial Officer